Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

VIVOSIM LABS, INC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(1)	457(o)		$	$4,000,000.00	0.0001381	$552.40
Fees to be Paid	Equity	Pre-Funded Warrants to purchase shares of Common Stock	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of Pre-Funded Warrants	(3)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Warrants to purchase shares of Common Stock	(4)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of the Common Warrants	(5)	457(o)			15,000,000.00	0.0001381	2,071.50
Fees to be Paid	Equity	Placement Agent Warrants to purchase shares of Common Stock	(6)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of the Placement Agent Warrants	(7)	457(o)		$	$250,000.00	0.0001381	$34.53

Total Offering Amounts:							$19,250,000.00		2,658.43
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$2,658.43

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on an estimate of the proposed maximum aggregate offering price. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.
(2)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.
(3)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and Pre-Funded Warrants (including the common stock issuable upon exercise of the Pre-Funded Warrants), if any, is $4,000,000.
(4)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act based on an estimate of the proposed maximum aggregate offering price. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.
(6)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of common stock underlying the warrants, and no separate fee is payable for the warrants.
(7)	Represents common stock issuable upon exercise of the Placement Agent Warrants equal to 5.0% of the aggregate number of shares of common stock and Pre-Funded Warrants being offered in this offering, at an exercise price equal to 125% of the combined public offering price per share of common stock and accompanying warrant. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act, the proposed maximum aggregate offering price is $250,000, which is equal to 125% of $200,000 (5.0% of the proposed maximum aggregate offering price of $4,000,000). Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.